Exhibit 99.1

ESSEX ANNOUNCES FOURTH QUARTER 2016 RESULTS AND 2017 GUIDANCE

San Mateo, California—February 2, 2017—Essex Property Trust, Inc. (NYSE:ESS) announced today its fourth quarter 2016 earnings results, 2017 operating assumptions and guidance, and related business activities.

Net Income and Funds from Operations (“FFO”) per diluted share for the quarter ended December 31, 2016 are detailed below. Core FFO excludes acquisition and investment related costs and certain non-routine items.

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Per Diluted Share
Net Income	$2.98	$1.22	144.3%	$6.27	$3.49	80.0%
Total FFO	$2.85	$2.53	12.6%	$11.12	$9.72	14.4%
Core FFO	$2.81	$2.63	6.8%	$11.04	$9.82	12.4%

Fourth Quarter and Full-Year Highlights:

•	Reported Net Income per diluted share for the fourth quarter of 2016 of $2.98, compared to $1.22 in the fourth quarter of 2015. The increase is primarily due to gains on sale of real estate.

•	Grew Core FFO per diluted share by 6.8% compared to Q4 2015 and 12.4% for the full-year.

•
Achieved same-property gross revenues and net operating income (“NOI”) growth of 5.8% and 7.1%, respectively, compared to Q4 2015. For the full-year, achieved same-property revenue and NOI growth of 6.7% and 8.1%, respectively.

•	Realized a sequential quarterly increase in same-property revenue growth of 0.3%.

•
Raised $153.2 million of capital through the contribution of four wholly-owned properties to a new joint venture. The total contract price of the four properties was $307.0 million. The Company retained a majority ownership in the entity.

•
Sold two communities for a total contract price of $50.3 million. For the full-year, the Company sold five communities for a total contract price of $228.1 million. The dispositions exclude the four properties contributed to the above-referenced joint venture.

•	Acquired two communities for a total contract price of $185.0 million. For the full-year, the Company acquired four communities for a total contract price of $333.7 million.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“Essex had another solid year in 2016, with FFO and Core FFO per diluted share growth of 14.4% and 12.4%, respectively.  The results were driven from all segments of the business, including the 8.1% same-property NOI growth achieved by the operations team and accretive investment activities involving acquisitions, development deliveries, dispositions, and preferred equity. As we look to 2017, we expect rent growth to moderate to long-term averages in the Essex portfolio. Our expectations assume that the U.S. economy will continue to generate slow yet steady growth, and our targeted coastal urban and suburban markets will continue to outperform the nation, although less dramatically as compared to the past several years,” commented Michael Schall, President and CEO of the Company.

SAME-PROPERTY OPERATIONS

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended December 31, 2016 compared to the quarter ended December 31, 2015, and the sequential percentage change for the quarter ended December 31, 2016 versus the quarter ended September 30, 2016 by submarket for the Company:

	Q4 2016 vs. Q4 2015	Q4 2016 vs. Q3 2016	% of Total
	Gross Revenues	Gross Revenues	Q4 2016 Revenues
Southern California
Los Angeles County	5.5%	0.6%	17.1%
Orange County	5.7%	0.9%	12.2%
San Diego County	6.3%	0.1%	9.6%
Ventura County	6.6%	1.4%	4.7%
Other Southern California	2.7%	9.9%	1.1%
Total Southern California	5.8%	0.8%	44.7%
Northern California
Santa Clara County	4.3%	-0.6%	16.2%
Alameda County	2.9%	-2.8%	6.9%
San Mateo County	6.7%	0.4%	4.6%
Contra Costa County	5.3%	-0.6%	5.5%
San Francisco	2.6%	2.0%	2.1%
Other Northern California	10.3%	8.3%	0.3%
Total Northern California	4.4%	-0.7%	35.6%
Seattle Metro	8.3%	0.9%	19.7%
Same-Property Portfolio	5.8%	0.3%	100%

	Year-Over-Year Growth			Year-Over-Year Growth
	Q4 2016 compared to Q4 2015			YTD 2016 compared to YTD 2015
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	5.8%	1.7%	7.7%	6.2%	2.4%	8.0%
Northern California	4.4%	3.5%	4.8%	6.8%	4.1%	7.9%
Seattle Metro	8.3%	4.1%	10.3%	7.9%	6.4%	8.6%
Same-Property Portfolio	5.8%	2.8%	7.1%	6.7%	3.7%	8.1%

	Sequential Growth
	Q4 2016 compared to Q3 2016
	Gross Revenues	Operating Expenses	NOI
Southern California	0.8%	-0.9%	1.7%
Northern California	-0.7%	0.4%	-1.1%
Seattle Metro	0.9%	-4.0%	3.3%
Same-Property Portfolio	0.3%	-1.1%	0.9%

	Financial Occupancies
	Quarter Ended
	12/31/2016	9/30/2016	12/31/2015
Southern California	96.8%	96.6%	96.1%
Northern California	96.5%	96.5%	95.9%
Seattle Metro	96.7%	96.1%	96.1%
Same-Property Portfolio	96.7%	96.5%	96.0%

INVESTMENT ACTIVITY

In December, the Company acquired two communities in Los Angeles, CA for a total contract price of $185.0 million. The communities, which were built in 2012 and 2014, contain 408 apartment homes and are located less than one mile from each other within the Valley Village neighborhood of Los Angeles.

In January 2017, the Company purchased its joint venture partner’s 50% interest in Palm Valley for a contract price of $183.0 million. Prior to the purchase, an approximately $220.0 million mortgage encumbered the property. Concurrent with the closing, the entire mortgage balance of $220.0 million was repaid and the property is now unencumbered. Palm Valley has 1,098 apartment homes within four communities on 37 acres and is located in San Jose, CA.

DISPOSITIONS

In October, the Company disposed of Tuscana Apartments located in Tracy, CA for a total contract price of $6.7 million. Total gain on the sale was $0.4 million, which has been excluded from the calculation of FFO.

In November, the Company sold Candlewood North Apartments for a total contract price of $43.6 million. The community has 189 apartment homes located in Northridge, CA. Total gain on the sale was $7.3 million, which has been excluded from the calculation of FFO.

In December, the Company raised $153.2 million of capital through the contribution of four wholly-owned apartment communities to a new joint venture entity, BEX II LLC.  The total contract price of the four apartment communities was $307.0 million. The Company has a majority ownership interest in the entity. Total gain on the sale was $126.6 million, which has been excluded from the calculation of FFO.  Additional information about the communities included in the transaction can be found in the following table.

Community	Region	Location	Apartment Homes	Age of Community
Bridgeport	Northern CA	Newark, CA	184	29
Hillsborough Park	Southern CA	La Habra, CA	235	17
Meadowood	Southern CA	Simi Valley, CA	320	30
The Carlyle	Northern CA	San Jose, CA	132	16
Total/Weighted Average			871	24

In January 2017, the Company sold Jefferson at Hollywood for a total contract price of $132.5 million. The community, which is located in Los Angeles, CA, contains 270 apartment homes.

OTHER INVESTMENTS

In November, the Company converted its existing $12.9 million preferred equity investment in Marquis Apartments to a 50% joint venture common equity interest in the property.  The property is encumbered by $45.8 million of mortgage debt at a rate of 3.4%.  Built in 2015, Marquis is located in downtown San Jose, CA and has 166 apartment homes.

In November, the Company originated two preferred equity investments in multifamily developments totaling $33.7 million with an average preferred return of 11.0% and maturities ranging from 2019-2020. The multifamily developments are located in San Jose, CA and Redmond, WA.

DEVELOPMENT ACTIVITY

The table below represents the development communities in lease-up during the fourth quarter and the current leasing status as of January 30, 2017.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 1/30/17	Status
The Galloway (at Owens)	Pleasanton, CA	255	55%	85%	In Lease-Up
Century Towers	San Jose, CA	376	50%	15%	In Lease-Up
Total/Weighted Average % Leased		631		43%

LIQUIDITY AND BALANCE SHEET

Common Stock

The Company did not issue any shares of common stock through its equity distribution program in the fourth quarter of 2016 or for the full-year.  Subsequent to quarter-end, the Company did not issue any common stock through its equity distribution program.

Balance Sheet

In November, the Company repaid its existing $225 million term loan and entered into a new $350 million term loan. The new five-year loan has a delayed draw feature for the first year and carries a variable rate of LIBOR + 95 basis points. The Company has swapped $150 million of the loan to a fixed rate of 2.2%. As of January 30, 2017, the Company had drawn $350 million on the loan.

In January, the Company extended its $1 billion unsecured line of credit facility to mature in December 2020 with one 18-month extension, exercisable at the Company’s option. The pricing on the line remains unchanged at LIBOR + 90 basis points.

As of January 30, 2017, the Company had $935 million in undrawn capacity on its unsecured credit facilities.

2017 FULL-YEAR GUIDANCE AND ASSUMPTIONS

Per Diluted Share	Range
Net Income	$3.98 to $4.38
Total FFO	$11.46 to $11.86
Core FFO	$11.48 to $11.88

U.S. Economic Assumptions
GDP Growth	2.2%
Job Growth	1.6%

ESS Markets Economic Assumptions
Job Growth	2.2%
Market Rent Growth	3.6%

Estimated Same-Property Portfolio Growth based on 46,128 Apartment Homes
Southern California	3.50% to 4.50%
Northern California	1.25% to 2.25%
Seattle	3.75% to 4.75%
Gross Revenue	2.75% to 3.75%
Operating Expense	2.50% to 3.50%
Net Operating Income	2.50% to 4.25%

Other Key Assumptions

•	Acquisitions of $400-$600 million to be financed with proceeds from dispositions or joint venture capital.
•	Dispositions of $400-$700 million.
•	Preferred equity investments of $100 million to be financed with disposition proceeds.
•
The Company plans to start three new developments in 2017. Total development spending in 2017 for existing projects under construction and for projected new starts is expected to be $215 million at the Company’s pro rata share.

•	Revenue generating capital expenditures are expected to be $90 million at the Company’s pro rata share.

For additional details regarding the 2017 assumptions, please see page S-14 of the Supplemental Financial Information.  For the first quarter of 2017, the Company has established a range of Core FFO per diluted share of $2.80 to $2.90.

CONFERENCE CALL WITH MANAGEMENT

The Company will host an earnings conference call with management to discuss its quarterly results on Friday, February 3, 2017 at 11 a.m. PT (2 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter earnings link. To access the replay digitally, dial (844) 512-2921 using the replay pin number 13652246. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

CORPORATE PROFILE

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 244 apartment communities with an additional 6 properties in various stages of active development. Additional information about Essex can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FUNDS FROM OPERATIONS (“FFO”) RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months and year ended December 31, 2016 and 2015:

	Three Months Ended December 31,		Year Ended December 31,
Funds from Operations attributable to common stockholders and unitholders (In thousands)	2016	2015	2016	2015
Net income available to common stockholders	$195,569	$79,624	$411,124	$226,865
Adjustments:
Depreciation and amortization	111,835	116,477	441,682	453,423
Gains not included in FFO	(134,303)	(40,221)	(167,607)	(81,347)
Deferred tax expense on gain on sale of real estate and land – Taxable REIT Subsidiary activity	131	—	4,410	—
Depreciation add back from unconsolidated co-investments	13,619	13,004	50,956	49,826
Noncontrolling interest related to Operating Partnership units	6,632	2,710	14,089	7,824
Insurance reimbursements	-	—	—	(1,751)
Depreciation attributable to third party ownership and other	(6)	(28)	(9)	(781)
Funds from Operations attributable to common stockholders and unitholders	$193,477	$171,566	$754,645	$654,059
Merger and integration expenses	—	—	—	3,798
Acquisition and investment related costs	462	1,057	1,841	2,414
Gain on sale of marketable securities and other investments	(2,843)	—	(5,719)	(598)
Interest rate hedge ineffectiveness (1)	(250)	—	(250)	—
Loss on early retirement of debt	395	6,114	606	6,114
Co-investment promote income	—	—	—	(192)
Income from early redemption of preferred equity investments	—	—	—	(1,954)
Excess of redemption value of preferred stock over the carrying value	—	—	2,541	—
Insurance reimbursements, legal settlement, and other, net	(429)	(444)	(4,470)	(2,970)
Core Funds from Operations attributable to common stockholders and unitholders	$190,812	$178,293	$749,194	$660,671

(1)
Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch is recorded as noncash interest rate hedge ineffectiveness through interest expense.

NET OPERATING INCOME (“NOI”) AND SAME-PROPERTY NOI RECONCILIATIONS

Net Operating Income ("NOI") and Same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Earnings from operations	$105,520	$92,204	$420,800	$331,174
Adjustments:
Depreciation and amortization	111,835	116,477	441,682	453,423
Management and other fees	(2,133)	(2,100)	(8,278)	(8,909)
General and administrative	12,224	8,867	40,751	40,090
Merger and integration expenses	-	-	-	3,798
Acquisition and investment related costs	462	1,057	1,841	2,414
NOI	227,908	216,505	896,796	821,990
Less: Non-same property NOI	(28,517)	(30,316)	(115,934)	(99,320)
Same-Property NOI	$199,391	$186,189	$780,862	$722,670

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding rent growth and economic growth in 2017, statements in the “2017 Full-Year Guidance and Assumptions” sections regarding Net Income, FFO, and Core FFO per diluted share for the full-year 2017, estimated same-property portfolio growth, 2017 gross revenue, 2017 operating expense, 2017 net operating income, and the assumptions set forth in that section regarding economic growth, job and market rent growth, acquisitions, preferred equity investments, new developments and revenue generating capital expenditures; statements and estimates set forth under the captions “Development Pipeline—December 31, 2016” and “Redevelopment Pipeline—December 31, 2016” on pages S-11 and S-12 of the Company’s Supplemental Financial Information Package, which accompanies this press release, regarding estimated costs of property development and redevelopment and regarding the anticipated timing of redevelopments and of the construction start, initial occupancy and stabilization of property development; the various financial projections and assumptions, including those regarding 2017 NOI, FFO, Core FFO and EPS, set forth in the columns “2017 Guidance Range” on page S-14 of the Company’s Supplemental Financial Information Package and in the guidance range reconciliation columns on page S-17.3 of that Package for the first quarter 2017 and full-year 2017; and the forecasts, set forth on page S-16 of the Company’s Supplemental Financial Information Package, of residential supply, jobs, and rent growth in various areas. The Company's actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, unforeseen consequences from cyber-intrusion, changes in economic conditions, unexpected delays in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s Report on Form 10-K for the year ended December 31, 2015.

DEFINITIONS AND RECONCILIATIONS

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms", of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Barb Pak
Vice President of Finance & Investor Relations
(650) 655-7800
bpak@essex.com